                                                                     EXHIBIT 99.

                                                                    NEWS RELEASE

                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------


                     PICO HOLDINGS ANNOUNCES ELIMINATION OF
                          1991 SHAREHOLDER RIGHTS PLAN


         (LA JOLLA, CALIFORNIA)--NOVEMBER 30, 1998--PICO Holdings, Inc. ("PICO") announced today that it has eliminated the 1991 Shareholder Rights Plan which had been adopted by Citation Insurance Group prior to its acquisition by PICO. The action was taken by unanimous vote of PICO's independent directors, as required by the terms of the Plan, and on the recommendation of management.

         The Plan was established in 1991 as a "poison pill" by the former management of Citation Insurance Group and did not represent the policy or philosophy of PICO's management.

         PICO Holdings, Inc. is a holding company headquartered in La Jolla, California, principally engaged in property and casualty insurance; the development of surface, water, geothermal and mineral rights; and strategic investing. PICO stock trades on the Nasdaq National Market System under the symbol "PICO". Further information is available through PICO's website at www.picoholdings.com.


                                      # # #


CONTACT:          (619) 456-6022                 RICHARD H. SHARPE (EXT. 201)
                                                 CHIEF OPERATING OFFICER